Exhibit 5.1

ROPES & GRAY LLP
PRUDENTIAL TOWER
800 BOYLSTON STREET
BOSTON, MA 02199-3600
WWW.ROPESGRAY.COM

September 19, 2025

Seven Hills Realty Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458-1634

Re: Registration of Securities by Seven Hills Realty Trust

Ladies and Gentlemen:

We have acted as counsel to Seven Hills Realty Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Trust”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:

(i)	common shares of beneficial interest, $0.001 par value per share, of the Trust (the “Common Shares”);

(ii)	preferred shares of beneficial interest of the Trust (the “Preferred Shares”);

(iii)	depositary shares representing fractional interests in Preferred Shares of a particular series (the “Depositary Shares”);

(iv)	one or more series of debt securities of the Trust (the “Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under an indenture, including any supplemental indenture related thereto, and may be convertible into or exchangeable for Common Shares or Preferred Shares;

(v)	subscription rights to purchase Common Shares, Preferred Shares, Depositary Shares, Debt Securities or Warrants (as defined below) or any combination thereof (the “Subscription Rights”); and

(vi)	warrants representing the right to receive or the obligation to sell, upon exercise, a number of Common Shares, Preferred Shares, Depositary Shares and/or Debt Securities (the “Warrants”).

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The Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, the Subscription Rights and the Warrants are referred to herein collectively as the “Securities.”

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Trust, public officials and other appropriate persons.

The opinions expressed below are limited to the laws of the State of New York.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.             When (i) the terms of any Depositary Shares and their issuance and sale have been duly authorized by all necessary corporate action of the Trust, (ii) the Preferred Shares relating to such Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable and have been deposited with the depositary under the applicable deposit agreement, and (iii) the depositary receipts evidencing such Depositary Shares have been duly executed, countersigned and delivered in accordance with the related depositary agreement, and as contemplated by the Registration Statement and the related depositary agreement, the depositary receipts evidencing such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related depositary agreement. The Depositary Shares covered in the opinion in this paragraph include any Depositary Shares of the Trust that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

2.             When (i) the terms of any Debt Securities and their issuance and sale have been duly authorized by all necessary corporate action of the Trust and (ii) such Debt Securities have been duly executed, authenticated and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture (including any supplemental indenture), such Debt Securities will constitute valid and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms. The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

3.             When (i) the terms of any Subscription Rights and their issuance and sale have been duly authorized by all necessary corporate action of the Trust and (ii) such Subscription Rights have been duly executed and delivered in accordance with the applicable rights agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Subscription Rights will constitute valid and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms. The Subscription Rights covered in the opinion in this paragraph include any Subscription Rights of the Trust that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

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4.             When (i) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Trust and (ii) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms. The Warrants covered in the opinion in this paragraph include any Warrants that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting, or similar agreement, and any applicable indenture (including any supplemental indenture), warrant or depositary agreement, pursuant to which such Securities may be issued, will have been duly authorized, executed and delivered by the Trust and the other parties thereto, and the specific terms of such Securities will have been duly established in conformity with the applicable agreement and the declaration of trust and bylaws of the Trust (if applicable); (iii) at the time of the issuance of any Securities, the Trust will be a validly existing real estate investment trust under the law of its jurisdiction of organization; (iv) the number of Common Shares issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Trust’s declaration of trust in effect at the time of such issuance; (v) the number of Preferred Shares issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Trust’s declaration of trust in effect at the time of such issuance; and (vi) all the foregoing actions to be taken by the Trust will have been taken so as not to violate any applicable law or contractual obligation and so as to comply with any requirement or restriction imposed by any contractual obligation or any court or governmental or regulatory body having jurisdiction over the Trust or any of its property.

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Our opinions set forth above are subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity. Our opinions are also subject to the qualification that the enforceability of provisions in any applicable indenture (including any supplemental indenture) providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds. In addition, we express no opinion with respect to the enforceability of rights to receive prepayment premiums or the unaccrued portion of original issue discount upon acceleration of any Debt Securities, in each case to the extent determined to be unreasonable or to constitute unmatured interest.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP